UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 27, 2014

Brown-Forman Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	002-26821	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2014, the Board of Directors of Brown-Forman Corporation (the “Company”) elected Michael J. Roney as a director of the Company.  The Board has not yet determined committee assignments for Mr. Roney.

There are no arrangements or understandings between Mr. Roney and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Roney that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Roney will be entitled to a prorated portion of the annual compensation paid to the Company’s non-employee directors. A summary of the compensation the Company provides its non-employee directors is set forth in Item 5.02 of the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2013, as further described on pages 59 to 61 of the Company’s proxy statement for its 2013 Annual Meeting of Stockholders filed with the SEC on June 27, 2013.

A copy of the Company’s press release announcing the election of Mr. Roney to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated March 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: March 27, 2014	/s/ Holli H.Lewis
Vice President, Assistant General Counsel – Corporate, and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated March 27, 2014.